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                                              (Translated from French)



                                SPECIAL LIMITED LEASE



THE UNDERSIGNED PARTIES:

The company known as CENTRALE MONCEAU, a non-trading company with a capital of 421,052,700 francs, recorded in the Commercial and Corporate Register of PARIS as No. D 309.361.467, whose headquarters are located at 65 Rue Monceau, 75008 Paris, represented by Mr. SUBRA, hereinafter referred to as the "LESSOR",

                                                        PARTY OF THE FIRST PART,

AND:

the company known as APSYLOG, a limited-liability company with a capital of 2,909,100 francs, recorded in the Commercial and Corporate Register of PARIS as No. B 340 816 164, whose headquarters are located at the Tour Franklin [Franklin Tower], Defense 8, 92042 PARIS LA DEFENSE, represented by its chairman and chief executive officer, Mr. Gilles QUERU, hereinafter referred to as the "LESSEE",

                                                       PARTY OF THE SECOND PART,

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                                                                               2


HAVE REACHED AND ENTERED INTO THE AGREEMENT SET FORTH IN THE FOLLOWING ARTICLES:

Article I - PURPOSE:

The Lessor hereby conveys, through a special limited lease, to the Lessee, who accepts, the premises designated hereinbelow, located at:

                                    TOUR FRANKLIN
                                  QUARTIER BOIELDIEU
                                    92800 PUTEAUX


Article II - DESCRIPTION OF THE LEASED PREMISES:

- ON THE 24TH FLOOR, AN OFFICE AREA CONSISTING OF APPROXIMATELY 136 SQUARE METERS, INCLUDING A PORTION OF THE COMMON AREAS, ALONG WITH 3 ASSIGNED PRIVATE PARKING SPACES,

in as-is condition, with no exceptions or reservations, and without need to provide a more detailed description, at the express request of the Lessee, who declares that it is thoroughly familiar with the said premises as a result of having viewed them, visited them, and found them in the condition necessary for their intended use and in compliance with all of the standards and/or regulations applicable to premises of this type.


Article III - INDIVISIBILITY OF THE LEASED PREMISES

The parties hereby agree that the leased premises shall form an indivisible whole.



Article IV - DURATION:

The present lease shall be granted for a period of 23 MONTHS, starting on NOVEMBER 1, 1995 and ending on SEPTEMBER 30, 1997.

THE LEASE MAY BE TERMINATED AT ANY TIME DURING THE SAID PERIOD, BY EITHER OF THE PARTIES, PROVIDED THAT NOTICE IS FORWARDED TO THE OTHER PARTY VIA REGISTERED LETTER ONE MONTH IN ADVANCE.

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Because the present lease has been entered into for a period of less than two years, it shall be exempt from the provisions of Decree No. 53-960 of September 30, 1953 or subsequent decrees.


Article V - PURPOSE OF THE LEASED PREMISES:

The leased premises shall not be used for any purpose other than as OFFICES at any time during the above-mentioned term of the lease.

The Lessee shall be required to preserve the present contractual purpose of the leased premises, to the exclusion of all other uses of any kind, extent, or duration, under penalty of termination of the present lease, at the discretion of the Lessor.

The Lessor expressly reserves the right to lease any and all other premises within the building as it pleases and to whom it pleases, for all purposes without exception or reservation, including for all activities that are identical to the activities stipulated hereinabove.


Article VI - GENERAL TERMS AND CONDITIONS:

The present lease shall be granted under standard common and legal terms and conditions, and also under the terms and conditions set forth hereinbelow, with which the LESSOR shall undertake to comply:

1) OCCUPANCY, SUB-LEASING, AND TRANSFERS:

    a) OCCUPANCY:

The Lessee shall personally occupy the leased premises, and shall not allow any other party to hold or possess the premises in any way, even temporarily, free of charge, and/or precariously.

    b) SUBLEASING:

Any and all subleasing, in whole or in part, shall be prohibited.

    c) TRANSFERS:

The Lessee may transfer its lease to the purchaser of its assets or of its business.

Any and all other transfers shall be prohibited.

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                                                                              4


In all instances the Lessee shall remain a guarantor, jointly and united with the transferee and subsequent transferees, with no authority to raise any legal objection to its joint and united surety, either with regard to payment of the rent or with regard to compliance with the terms and conditions of the lease.

The transfer shall be implemented through a notarized document executed with the participation of the Lessor's attorney. The Lessor must be invited, by means of a registered letter with return receipt requested, to participate in this act, and an enforceable copy of the said document shall be delivered to the Lessor, at no expense to the him.


2) OBLIGATION TO OPERATE AND GUARANTEE THE LEASE PAYMENTS:

The Lessee shall keep the leased premises continuously in use and equipped at all times with materials, merchandise, equipment, tools, and furnishings in sufficient quantity and of sufficient value to enable payment of the rent and compliance with all of the terms and conditions of the lease.


3) INSURANCE:

    a) The property manager shall provide insurance for the entire building, at its reconstruction value, against the risks of fire, explosion, freezing, storms, water damage, hurricanes, and falling aerial navigation equipment, through a company that is known to be solvent, and will maintain the insurance throughout the entire term of the lease.

    b) The Lessee shall, at its own expense, obtain and maintain, throughout the entire term of the lease, insurance on its furnishings, equipment (whether owned by it or entrusted to it), fittings, and installations, against the risks of fire, explosion, water damage, and claims by neighboring tenants and third parties. The Lessee shall also insure itself against the breaking of glass and windows in the offices occupied by the Lessee.

    C) The Lessee shall also obtain, at its own expense, in its capacity as an occupying tenant and for the maximum amounts allowed by the insurance companies, civil liability insurance, for all personal injuries or property damage that may be caused to third parties as a result of occupancy of the premises, by employees of the Lessee, due to installations or set-up activities, or through the presence and/or use of the facilities or fixtures for which the Lessee is responsible. If such work is directed

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                                                                              5


         by an architect, interior designer, or interior decorator, the said director of the work shall at all times provide proof that he or she has professional civil-liability insurance and is current in his or her payments of the corresponding premiums.

    d) The insurance policies of the Lessee shall also arrange that cancellation shall not become effective until fifteen (15) days after notification has been forwarded by the insurer to the Lessor. The said policies must include a waiver of claims against the Lessor and its insurer.

    e) The Lessee shall provide to the Lessor, in response to the first request made by the latter, all documented evidence regarding the signing of the policies mentioned hereinabove and payment of the corresponding premiums. The Lessee hereby and henceforth waives any and all right to claims against the Lessor and its insurer. The Lessee shall immediately notify the Lessor of any and all disasters, even if no apparent damage has occurred.

         It shall be expressly agreed that any and all indemnifications payable to the Lessee by any insurance company, in the event of a disaster, for any reason whatsoever, shall be allocated to the Lessor's preferential claim, with the present contract serving, if necessary, as a carry-over for any amounts that may be due.

    f)   The Lessor shall personally handle the insurance for the building.
         The insurance policy for the building shall include a waiver of claims against the Lessee and its insurers.


4) DELIVERY OF THE PREMISES:

The premises shall be transferred in as-is condition, with the proviso that a site report for the premises shall be prepared before the lease becomes effective.

Unless otherwise indicated, the Lessee shall be deemed to have accepted the premises in excellent condition.

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                                                                              6


5) MAINTENANCE OF THE PREMISES:

The Lessee shall comply with the provisions of the internal regulations currently in effect, and/or the provisions of the co-ownership regulations. The Lessor company shall reserve the right to make any changes in the said regulations for the sake of an improvement in general well-being.

The Lessee shall use the leased premises with care, maintaining them and returning them at the end of the lease in good condition in terms of minor repairs incumbent upon the tenant and all types of maintenance.

The Lessee shall maintain and replace, as needed, as its entire responsibility, all of the facilities and fixtures intended for its personal use.

The posting of signs shall be prohibited.

The Lessee shall be solely responsible for paying the expenses associated with all work that it deems useful or necessary in connection with its business activity, along with all repairs and all work of any kind that may be required by the regulations that are currently effective or that may become effective in the future, particularly with regard to health, safety, and working conditions.

Any installation or storage of objects whose weight would exceed the weight limit of the floors shall be prohibited.

The Lessee shall immediately inform the Lessor, with subsequent written confirmation, of any and all repairs that may be incumbent upon the Lessor to perform, subject to the penalty of being held responsible for any and all deterioration or damage resulting from the silence or delay of the Lessee.

At all times the Lessee shall allow free access to the leased premises by the Lessor, its agents, and its architect, so that they may assure themselves of the proper state of maintenance of the premises.

The Lessee hereby expressly waives recourse to the provisions of Article 1724 of the Civil Code.

The Lessee shall allow any and all repairs, reconstruction work, vertical additions, and other work of any kind that is carried out on the leased premises or in the building. The Lessee shall not seek any indemnification or reduction in the rent, regardless of the extent and/or duration of the aforementioned work.

The Lessee shall remove, at its own expense and without delay, any and all fixtures, fittings,

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                                                                              7


and/or furnishings whose removal is necessary in order for the repairs described in Article 606 of the Civil Code to be performed.


6) WORK:

The Lessee shall not engage in any demolition or construction work on the leased premises, or, generally speaking, any work involving the frame or walls of the premises, without having obtained the necessary civil and administrative permits, or without having obtained written permission from the Lessor and, if applicable, from the co-ownership property manager, who may place the work under the control of his architect. The work in question shall be performed in compliance with the regulations governing high-rise buildings, and in accordance with the contents of the attached specifications. The fees charged by any and all intervening parties shall be paid by the Lessee.

Any plans for fixtures, installations, improvements, and/or beautification work contemplated by the Lessee shall be submitted to the Lessor for approval before any work is done.

Any and all fixtures, installations, improvements, and/or beautification work performed by the Lessee shall, through ownership and with no indemnification, become the property of the Lessor at the end of the lease or at the end of any subsequent renewal thereof.

Because the leased premises have been installed and arranged to suit the Lessee, at the end of the lease the Lessor may require that the premises be returned to their original condition at the expense of the Lessee, even if the work was authorized by the Lessor.


7) BUSINESS ACTIVITIES:

The Lessee shall personally handle, without recourse to the Lessor and without disturbing the Lessor, the acquisition of all of the authorizations and/or permits, as mentioned in legislative, regulatory, civil, and/or other provisions, that may be necessary in order for the Lessee to engage in its business activities or in connection with its occupancy of the leased premises.

The Lessee shall also undertake to handle personally and at its own expense, any and all changes that may need to be made to the leased premises and to the fixtures thereon, as mandated by the legislation that is currently effective or that may become effective in the future, particularly with regard to health, safety, and working conditions.

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8) PARKING SPACES:

The Lessee shall take all necessary steps to ensure that use of any parking spaces that it may lease is strictly reserved to members of its staff and to its authorized visitors. The Lessee shall comply with the specific provisions relating to parking spaces, as contained in the internal regulations for the building and/or in the co-ownership regulations.

Only one key, card, or transmitter that provides access to the parking area shall be issued for each space, and the said key, card, or transmitter must be returned to the Lessor when the Lessee leaves.

In the event of loss or theft, the Lessee shall immediately forward written notice thereof to the Lessor, who shall proceed with the replacement of the key, card, or transmitter upon receipt of reimbursement, which shall be mandatory by the Lessee.


9) VISITS TO THE PREMISES:

During the six-month period preceding the end of the lease, the Lessee shall allow visits to the premises on all business days, from 9:00 a.m. until 11:00 a.m. and from 2:00 p.m. until 5:00 p.m., by all individuals authorized by the Lessor.

During the same period, the Lessee shall allow the Lessor to post a notice or sign indicating that the premises are available for lease.


10) VERMIN:

The Lessee shall destroy all insects, rodents, and other vermin, at its own expense, as soon as they appear.


11) LIABILITY AND RECOURSE:

The Lessee shall not be entitled to seek any reduction in the rent, or to have any recourse against the Lessor,

    - in the event of any interruption or malfunction of the various building services;

    - in the event of theft, looting, destruction, or of other criminal acts committed on the

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                                                                              9


         leased premises, including the parking areas. Notably, the Lessor shall not be obligated to provide surveillance of any kind;

    - in the event of damage caused to the leased premises and/or to objects or merchandise located thereon, as a result of leaks, infiltrations, humidity, or other conditions. The Lessee shall insure itself against these risks, with no right to recourse against the Lessor.


12) GOOD MANAGEMENT AND NEIGHBORLINESS:

The Lessee shall maintain the attractive appearance of the leased premises.

The Lessee shall comply with all steps prescribed by the Lessor for good management and for the general tranquillity of the establishment upon which the present lease is contingent.

The Lessee shall, at its own risks, hazards, and expense, without disturbing or seeking out the Lessor, personally handle all claims by neighboring occupants or third parties, particularly regarding noise, odors, fumes, heat, or vibrations, and other annoyances caused by its activities.

The Lessee shall be bound by the decisions of the Authorized Property Management Association, as created by the Public Planning Council for the La Defense Region and the public authorities, of which the Lessor is a member, with regard to the management and maintenance of public-works projects of general interest to Zone A in La Defense.

The Lessee shall be bound by all of the provisions that have been implemented, or that may be implemented in the future, with regard to safety. It shall be stipulated here that the Lessee shall henceforth undertake the task of creating, by stages, a local safety group whose members shall be selected from among the Lessee's permanent employees, and which shall consist of a section leader and agents, who shall be proportional in number to the size of the Lessee's work force. The number of agents shall be equal to at least one twenty-fifth (1/25) of the occupants of the section, with a minimum of five individuals.


13) THE INTER-COMPANY RESTAURANT:

The Lessee who holds possession of the inter-company restaurant located in the Tower shall undertake, upon arrival on the premises, to join and remain a member of all authorized present or future entities, such as associations, economic interest groups, or other types of organizations encompassing all of the users of the inter-company restaurant.

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The Lessee shall reimburse the Lessor or its agent for its participation in the amortization and/or depreciation expenses associated with the investments, operational and maintenance expenses, repairs, and renovations, along with all costs, charges, and other expenses associated with the premises, equipment, installations, and miscellaneous materials that constitute the inter-company restaurant and the associated adjoining premises.

The present provisions shall constitute an essential and determining article of the present lease.


14) UTILITIES:

The Lessee shall handle all charges for water service, electricity, etc.


15) TAXES:

The Lessee shall pay all expenses associated with city, police, and road maintenance services that lessees are customarily required to pay, so that the Lessor shall not be disturbed with regard to this subject. Specifically, the Lessee shall pay the personal and property taxes, lease taxes, professional tax, and all other taxes of any kind for which the Lessor is responsible, including the land-use tax and the annual tax on office premises located in the Ile-de-France region, as created by Article 40 of the Amending Finance Act for 1989, and shall provide proof of payment of the said taxes upon request, and in any event no later than one week prior to the Lessee's departure from the leased premises.

Generally speaking, the Lessee shall remit exact payment of all contributions and/or taxes that are currently in existence or that may be created in the future.


Article VII - RENT:

The present lease shall be agreed to and accepted in consideration of an annual basic rent in the amount of:

                                    149,600 FRANCS
                (ONE HUNDRED FORTY-NINE THOUSAND, SIX HUNDRED FRANCS)

exclusive of taxes, payable quarterly and in advance, on the first day of the month in each calendar quarter.

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The rent shall be due starting on NOVEMBER 1, 1995.

The parties hereby agree that the agreed-upon lease shall be subject to Value-Added Tax (VAT).

The said tax shall be paid by the Lessee, who shall also undertake to pay any and all taxes that may be enacted legislatively as replacements for the VAT.

In the event of non-payment of the VAT or of the corresponding charges upon expiration of the lease, the Lessee shall be liable to the Lessor for penalty delay interest payments, calculated on a daily basis and payable with the principal amount, with the understanding that the arrival of the due date shall constitute notice that payment is due.

The said interest shall be payable as of the due date, and shall be calculated on the basis of the annual rate for advances on securities as set by the BANK OF FRANCE, plus five points.


Article VIII - INDEXING OF THE LEASE FEE:

The rent shall be indexed to the national construction cost index published quarterly by the I.N.S.E.E. [the French National Institute of Statistics and Economic Surveys].

Therefore, the rent shall be adjusted automatically every year, on the anniversary date of the beginning of the lease, in the same direction and in the same proportion as the change in the said index in comparison with the previous year.

The reference index upon the effective date of the lease shall be the index for the SECOND QUARTER OF 1995, I.E., 1023. Thus, the variation in this index for this same quarter, from one year to the next, shall be used to calculate the indexing of the rent.

In the event of a delay in publication of the index, the rent may be calculated provisionally in accordance with the most recent published index.

Because the change in the rent is automatic, it shall not be subject to any notification. The fact that the change may not have been calculated immediately shall not entail any forfeiture of the right of either of the parties to seek the subsequent retroactive application of the change.

If the I.N.S.E.E. index should cease to be published, it shall be replaced, in the absence of any official replacement index, by an equivalent index selected either by amicable agreement by and between the parties, or, without the agreement of the parties, through an expert evaluation made by a single expert, who shall be appointed either by mutual agreement of the parties, or pursuant

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                                                                             12

to a ruling by the President of the Superior Court, issued in response to a request submitted by the more diligent party, with the expenses associated with the expert evaluation, and the court costs, being paid solely by the Lessee.

The expert shall act as the common agent of the parties, in accordance with the provisions of Article 1592 of the Civil Code, whose provisions have been extended to apply to leasing contracts.

If the Lessor company should fail to apply the provisions of the present indexing article, in spite of a change in the reference index, under no circumstances shall such an act be construed as an implicit waiver of indexing of the rent.

The present indexing article shall constitute an essential and determining article, without which the Lessor shall not be deemed to have entered into a contract. Therefore, the partial or total non-application of the present article may entitle the Lessor, and the Lessor alone, to demand cancellation of the lease with no indemnification.


Article IX - CHARGES:

Because the rent is deemed to be net of charges for the Lessor, the Lessee shall bear the cost of all charges, allowances, provisions, taxes, and expenses relating to the leased premises, including the property management fees and the owner's insurance premiums.

Once each quarter, at the same time as the rent, the Lessee shall remit a sum to cover charges, which shall be equal to one-quarter of the projected annual budget of payments to be made by the Lessee.

At the end of each calendar year, the discount for the charges incumbent upon the Lessee shall be agreed upon, and, as applicable, the Lessee shall be reimbursed for any overpayment or shall remit payment of an additional sum.

The provisions set forth hereinabove may be amended accordingly.

They shall be adjusted so as to always correspond to one-quarter (1/4) of the projected budget, as soon as the said figures are known.

However, if the Lessor is required to pay any amounts on behalf of the Lessee, the Lessee shall be required to reimburse the Lessor without delay.

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Article X. - SECURITY DEPOSIT:

To guarantee compliance with its obligations, the Lessee shall pay to the Lessor, on the day the present document is signed, the sum of:

                                    37,400 FRANCS
                     (THIRTY-SEVEN THOUSAND, FOUR HUNDRED FRANCS)

which corresponds to the rent for a three-month period.

The said sum shall not earn interest for the Lessee, and shall not be applicable to the last installment of the rent.

Upon termination of the lease, the said sum shall be applied to the indemnifications that the Lessee may owe to the Lessor.

If the present lease agreement is terminated due to non-compliance with its terms and conditions for any reason attributable to the Lessee, the security deposit shall remain the property of the Lessor, without prejudice to any damages that may be awarded to the Lessor.

If the rent is modified, the security deposit shall be reduced or increased in a wholly lawful manner and with no formalities, so that it always corresponds to the rent for a three-month period.


Article XI. - TERMINATION:

It shall be expressly agreed that in the event of non-payment of a single installment of rent or of the corresponding VAT, when due, or in the event of non-compliance with any one of the other stipulations of the lease agreement, the said agreement shall be terminated in a wholly lawful manner, if the Lessor so pleases, without any need for formal legal proceedings, one month after a demand for payment or a simple notice to comply has not elicited payment or compliance.

The Lessor shall regain full control of the premises through the simple act of evicting the Lessee, as implemented through a court order. No subsequent proposals or propositions shall halt or prevent the application of the present article or influence the right of the Lessor to receive payment of past and/or future rent, up until the end of the three-year period in effect, or influence the right of the Lessor to be compensated for the costs of repairs for which the Lessee is responsible. All other dues, rights, or actions shall also be reserved.

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Article XII. - MISCELLANEOUS EXPENSES:

The Lessee shall pay all of the expenses, duties, and fees associated with the present lease and any expenses, duties, and fees that may arise as a result of the present lease.


Article XIII. - ELECTION OF DOMICILE AND JURISDICTION:

For the purposes of the present document, the Lessor elects its headquarters as its domicile, and the Lessee elects the leased premises as its domicile.

The parties hereby agree that any and all disputes that may arise in connection with the present document shall be resolved solely through the courts within whose jurisdiction the headquarters of the Lessor are located.


Made in three copies, in Paris, on [handwritten] November 1, 1995.


FOR THE LESSOR                              FOR THE LESSEE

[handwritten]                               [handwritten]
Read and approved.                          Read and approved.

[signature]                                 [signature]

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                                     ATTACHMENT 1


                               "SET-UP SPECIFICATIONS"



                                       PREAMBLE








The set-up activities for the premises or offices located on the floors of high-rise buildings must comply with the regulatory provisions defined in Title II of the Construction and Residential Code, entitled "Safety and Fire Protection."

Accordingly, the following general conditions must be observed:

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                                                                             16


SET-UP:

The set-up shall be performed in such a way that evacuations of personnel are implemented wisely, using the common passageways and traffic paths in the building.

The plans shall be submitted for approval by the co-ownership property manager of the building, and the work shall not be performed until the said written approval has been obtained.


CONSTRUCTION MATERIALS:

Two criteria shall be met:

a) FIRE RESISTANCE, for containment in relation to the common passageways, traffic paths, and specific areas that are candidates for isolation;

b) FIRE PROOFING, for decorative and sound-related coatings and coverings, etc.

The property management service has specialists whom tenants  may consult.


ELECTRICITY:

Proprietary installations and equipment shall comply with the standards currently in effect, and in any event shall not interfere with the common circuits in the building.


VENTILATION:

If, for reasons pertaining to operation, it is found that some areas require specific ventilation, under no circumstances shall the common conduits or ducts for the building be used for this purpose.

No operations shall be performed on the air-conditioning and air-purification systems without the consent of the building's technical and safety departments.

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WATER:

MUNICIPAL WATER:   If, in order to meet individual needs, it appears necessary to provide more water taps in addition to the existing common installations, an official request shall be submitted to the co-ownership Technical Department.

WASTE-WATER: The same provisions set forth for municipal water shall be observed.


ANNOYANCES CAUSED BY SET-UP ACTIVITIES:

ODORS, DUST, AND NOISE:   Specific instructions shall be provided, on a
case-by-case basis, for the distribution of schedules, particularly when noise-producing work is involved.


ASSOCIATED BUSINESSES AND/OR TRADES:

All businesses and/or trades contracted by the tenant shall be introduced by the tenant to the property manager or to the property manager's agent, so that the nature and duration of the work may be known, if the work will have an effect on the common areas of the building.

The number of personnel from outside the building who will be present on the site shall be disclosed. Safety and operating signs shall be set up for each of the contracted businesses and/or trades.


CONDITION OF THE PREMISES:

When the occupant leaves, the property manager's department shall be charged specifically with monitoring the proper performance of disassembly and removal work, and particularly the work relating to the various fixtures and facilities described in the foregoing articles.